Exhibit 99.1
Western Alliance Bancorporation Announces Pricing of $75 Million Senior Notes Offering
LAS VEGAS—(BUSINESS WIRE)—August 20, 2010—Western Alliance Bancorporation (NYSE: WAL) today announced the pricing of $75 million in aggregate principal amount of its Senior Notes due 2015. The notes will bear interest annually at 10% and gross proceeds from the offering are expected to be approximately $73.9 million. The Company anticipates that the offering will be completed on August 25, 2010 and intends to use the proceeds for general corporate purposes, including purchasing nonperforming assets from its bank subsidiaries and making capital injections into its bank subsidiaries.
Keefe, Bruyette & Woods, Inc. and Goldman, Sachs & Co. acted as joint book-running managers for the offering. The offering was made only by means of a prospectus, copies of which may be obtained from Keefe, Bruyette & Woods, Inc., Debt Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559 or from Goldman, Sachs & Co., 200 West Street, New York, NY 10282-2198 or by calling toll-free (866) 471-2526.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About Western Alliance Bancorporation
Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Shine Investment Advisory Services, and Premier Trust. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; other factors affecting the financial services industry generally or the banking industry in particular; and other factors described in our 2009 Form 10-K and other documents filed by us with the Securities and Exchange Commission. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.
CONTACT:
Western Alliance Bancorporation, Las Vegas
Dale Gibbons, 702-248-4200